Mark A. Weiss

Direct Dial: (513) 579-6599

Facsimile: (513) 579-6457

E-Mail: mweiss@kmklaw.com

January 30, 2004

American Financial Group, Inc.

One East Fourth Street

Cincinnati, Ohio 45202

Ladies and Gentlemen:

          We have acted as counsel to American Financial Group, Inc., an Ohio corporation ("AFG"), and American Financial Capital Trust II, American Financial Capital Trust III, and American Financial Capital Trust IV, each a statutory trust organized under the laws of the State of Delaware, of Registration Statement No. 333-106657 on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, including a preliminary prospectus (the "Base Prospectus") relating to the public offering of up to $600,000,000 in aggregate principal amount of various securities, including senior debt securities issued by AFG ("Senior Debt Securities"). This opinion relates to the issuance of a series of Senior Debt Securities to be known as the "7-1/8% Senior Debentures due 2034" (the "Debentures").

          In reaching the conclusions expressed herein, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the form of Amended and Restated Articles of Incorporation and the Code of Regulations of AFG; (ii) copies of resolutions of the Board of Directors of AFG, or committees thereof, authorizing the issuance of the Debentures and related matters; (iii) the Registration Statement and all exhibits thereto, including the Form T-1, Statement of Eligibility of Trustee of U.S. Bank National Association; (iv) the Indenture dated as of November 12, 1997 (the "Original Indenture") as supplemented by the First Supplemental Indenture dated as of December 3, 1997 (the "First Supplemental Indenture") as proposed to be further supplemented by a Second Supplemental Indenture to be dated as of February 3, 2004 (the "Second Supplemental Indenture," and with the Original Indenture and First Supplemental Indenture, the "Indenture"); and (iv) such other documents and instruments as we have deemed necessary for the expression of opinion herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of AFG and upon documents, records and instruments furnished to us by AFG, without independent check or verification of their accuracy.

          Based upon and subject to the foregoing, we are of the opinion that upon the execution and delivery of the Second Supplemental Indenture, when the Debentures have been duly executed and authenticated in accordance with the terms of the Indenture and paid for in accordance with the terms of the Purchase Agreement dated as of January 28, 2004, between AFG and the underwriters named therein, the Debentures will be valid and binding obligations of AFG.

          We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the Debentures and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                                Sincerely yours,

                                                                                KEATING,  MUETHING & KLEKAMP, P.L.L.

                                                                                By:  Mark A. Weiss

                                                                                        Mark A. Weiss